                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 14, 2001



                             BOYD GAMING CORPORATION
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
                         (State or Other Jurisdiction of
                         Incorporation or Organization)



               1-12168                                 88-0242733
               -------                                 ----------
      (Commission File Number)                      (I.R.S. Employer
                                                   Identification No.)


                              2950 Industrial Road
                             Las Vegas, Nevada 89109
                             -----------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (702) 792-7200
                                 --------------
                         (Registrant's telephone number,
                              including area code)


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ITEM 5.    OTHER EVENTS.

         Boyd Gaming Corporation (the "Company") announced that on December 14, 2001, a state court in Louisiana dissolved the preliminary injunction that it had earlier issued with respect to the Company's gaming license to operate slot machines at the Delta Downs Racetrack ("Delta Downs"). This has the effect of reinstating the license that was unanimously issued by the Louisiana Gaming Control Board on October 30, 2001. Prior to the state court hearing, the Company entered into an agreement with the sellers of Delta Downs which amended certain of the terms in the original purchase agreement, including fixing the purchase price for the Delta Downs assets at $130.1 million. The lawsuit on the merits of Isle of Capri's claims against the Company remains pending.

         The Company continues to work on its slot floor configuration with Louisiana authorities to determine the final machine count and floor layout at the property. The Company hopes to begin slot operations at Delta Downs in January 2002, however, the Company can provide no assurances that it will commence operations at that time.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BOYD GAMING CORPORATION


Date: December 14, 2001                  /s/ Ellis Landau
                                         --------------------------------------
                                         Ellis Landau
                                         Executive Vice President,
                                         Chief Financial Officer and Treasurer



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